As filed with the Securities and Exchange Commission on July 9, 2004

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

COMMERCE ENERGY GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0501090
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

600 Anton Boulevard, Suite 2000
Costa Mesa, California 92626
(Address of Principal Executive Offices)

Commonwealth Energy Corporation 1999 Equity Incentive Plan, As Amended

Ian B. Carter
Chairman of the Board and Chief Executive Officer
Commerce Energy Group, Inc.
600 Anton Boulevard,
Suite 2000
Costa Mesa, California 92626
(Name and Address of Agent For Service)

(714) 258-0470
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:
John F. Della Grotta, Esq.
Paul, Hastings, Janofsky & Walker LLP
Seventeenth Floor
695 Town Center Drive
Costa Mesa, California 92626-1924

Tel: (714) 668-6200
Fax: (714) 979-1921

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed	Amount of
Title of Securities	Amount to be	Offering Price Per	Maximum Aggregate	Registration Fee
to be Registered	Registered (1)	Share	Offering Price (2)	(2)
Common Stock, par value $0.001 per share	6,999,400	(2)	$16,889,415.90	$2,139.89
Common Stock Rights(3)		—	—

(1)	This Registration Statement also relates to such additional and indeterminable number of shares of the Registrant as may become issuable due to adjustments for changes resulting from stock dividends, stock splits, recapitalizations, mergers, reorganizations, combinations or exchanges or other similar events effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Of the 6,999,400 shares to be registered hereunder, 4,979,149 are subject to options at exercise prices ranging from $1.86 to $3.05 per share. The offering price for the remaining 2,020,251 shares not subject to options on the date hereof has been estimated as $2.82 per share solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the book value per share computed as of April 30, 2004.

(3)	The Common Stock Rights are granted pursuant to the Registrant’s stockholder rights plan, dated July 1, 2004. Until a triggering event thereunder, the rights trade with, and cannot be separated from, the Registrant’s common stock and will trade with the common stock of the Registrant. The value, if any, attributable to the Common Stock Rights is reflected in the market price of the common stock of the Registrant.

EXPLANATORY NOTE

Commerce Energy Group, Inc. (“Registrant”) is the successor to Commonwealth Energy Corporation (“Predecessor”) following consummation of a reorganization which was undertaken to effect the reorganization of the Predecessor into a Delaware holding company structure whereby the Predecessor has become the wholly-owned subsidiary of the Registrant. Prior to this reorganization, the Registrant had engaged in no activities other than incident to the reorganization. Pursuant to the reorganization, the Registrant assumed the 1999 Equity Incentive Plan, as amended, and all outstanding options granted thereunder.

PART I

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428(a)(1) under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are hereby incorporated into this Registration Statement and made a part hereof by this reference:

(a)	Commonwealth Energy Corporation’s Annual Report on Form 10-K for the year ended July 31, 2003 filed with the Securities and Exchange Commission on October 29, 2003;

(b)	Commonwealth Energy Corporation’s Annual Report on Form 10-K/A for the fiscal year ended July 31, 2003 filed with the Securities and Exchange Commission on March 17, 2004;

(c)	Commonwealth Energy Corporation’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2003 filed with the Securities and Exchange Commission on December 15, 2003;

(d)	Commonwealth Energy Corporation’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2004 filed with the Securities and Exchange Commission on March 16, 2004;

(e)	Commonwealth Energy Corporation’s Quarterly Report on Form 10-Q/A for the quarter ended January 31, 2004 filed with the Securities and Exchange Commission on April 5, 2004;

(f)	Commonwealth Energy Corporation’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2004 filed with the Securities and Exchange Commission on June 14, 2004;

(g)	Commonwealth Energy Corporation’s Current Reports on Form 8-K, as filed with the Securities and Exchange Commission on November 3, 2003, December 29, 2003, March 23, 2004, May 20, 2004, June 4, 2004;

(h)	The Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on July 7, 2004;

(i)	Commonwealth Energy Corporation’s Definitive Proxy Statement dated April 9, 2004 filed with the Securities and Exchange Commission on April 12, 2004 in connection with the Registrant’s May 20, 2004 Special Meeting of Shareholders; and

(j)	The description of the Common Stock, par value $.001 per share, of the Registrant and the common stock purchase rights, which is incorporated by reference into the Registrant’s registration statement on Form 8-A, filed with the Securities and Exchange Commission on July 6, 2004, pursuant to the Exchange Act.

In addition, all documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Securities and Exchange Commission.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Reference is made to the Amended and Restated Certificate of Incorporation of the Registrant, the Amended and Restated Bylaws of the Registrant; and Section 145 of the Delaware General Corporation Law; which, among other things, and subject to certain conditions, authorize the Registrant to indemnify, or indemnify by their terms, as the case may be, the directors and officers of the Registrant against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. Pursuant to this authority, the Registrant intends to enter into an indemnification agreement with each director and executive officer, whereby the Registrant has agreed to cover the indemnification obligations.

The registrant maintains directors’ and officers’ insurance providing indemnification against certain liabilities for certain of the Registrant’s directors and officers.

The indemnification provisions in the Registrant’s Amended and Restated Bylaws, and the indemnification agreements which may be entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities arising under the Act.

Reference is made to the following documents incorporated by reference into this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein: the Registrant’s Amended and Restated Certificate of Incorporation, filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 6, 2004; and the Registrant’s Amended and Restated Bylaws filed as Exhibit 3.6 to Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 6, 2004.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit	Description
3.1	Certificate of Incorporation of Commerce Energy Group, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on January 6, 2004 (SEC File No. 333-11727).

3.2	Certificate of Amendment of Certificate of Incorporation of Commerce Energy Group, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on January 6, 2004 (SEC File No. 333-11727).

3.3	Amended and Restated Certificate of Incorporation of Commerce Energy Group, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 6, 2004 (SEC File No. 001-32239).

3.4	Certificate of Designation of Series A Junior Participating Preferred Stock of Commerce Energy Group, Inc. dated July 1, 2004 (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 6, 2004 (SEC File No. 001-32239).

3.5	Bylaws of Commerce Energy Group, Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on January 6, 2004 (SEC File No. 333-11727).

3.6	Amended and Restated Bylaws of Commerce Energy Group, Inc. (incorporated by reference to Exhibit 3.6 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 6, 2004 (SEC File No. 001-32239).

3.7	Articles of Incorporation of Commonwealth Energy Corporation dated August 14, 1997 (incorporated by reference to Exhibit 3.7 to the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on January 6, 2004 (SEC File No. 333-11727).

3.8	Certificate of Amendment of Articles of Incorporation of Commonwealth Energy Corporation dated December 31, 1998 (incorporated by reference to Exhibit 3.8 to the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on January 6, 2004 (SEC File No. 333-11727).

3.9	Certificate of Determination of Commonwealth Energy Corporation dated September 22, 1997

(incorporated by reference to Exhibit 3.9 to the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on January 6, 2004 (SEC File No. 333-11727).

3.10	Bylaws of Commonwealth Energy Corporation, as amended (incorporated by reference to Exhibit 3.10 to the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on January 6, 2004 (SEC File No. 333-11727).

4.1	Commonwealth Energy Corporation 1999 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 4.1 to Commonwealth Energy Corporation’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 8, 2003 (SEC File No. 333-109552).

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP.

23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included with Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (contained on the signature page).

Item 9. Undertakings.

(1)	The Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(2) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Costa Mesa, California, this 8th day of July, 2004.

COMMERCE ENERGY GROUP, INC.
By:	/s/ Ian B. Carter
Ian B. Carter
Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the Registrant, and the undersigned directors and officers of the Registrant hereby constitute and appoint Ian B. Carter and Robert C. Perkins its or his true and lawful attorneys-in-fact and agents, for it or him and in its or his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this Registration Statement, and to file each such amendment to this Registration Statement, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in connection therewith, as fully to all intents and purposes as it or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ian B. Carter Ian B. Carter	Chairman of the Board, Chief Executive Officer and a Director (Principal Executive Officer)	July 8, 2004
/s/ Peter Weigand Peter Weigand	President and Director	July 8, 2004
/s/ Richard L. Boughrum Richard L. Boughrum	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 8, 2004
/s/ Kenneth L. Robinson Kenneth L. Robinson	Vice President, Corporate Controller and Treasurer (Principal Accounting Officer)	July 8, 2004

Signature	Title	Date
Craig G. Goodman	Director
/s/ Mark S. Juergensen Mark S. Juergensen	Director	July 8, 2004
/s/ Robert C. Perkins Robert C. Perkins	Director	July 8, 2004

EXHIBIT INDEX

Exhibit	Description
3.1	Certificate of Incorporation of Commerce Energy Group, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on January 6, 2004 (SEC File No. 333-11727).

3.2	Certificate of Amendment of Certificate of Incorporation of Commerce Energy Group, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on January 6, 2004 (SEC File No. 333-11727).

3.3	Amended and Restated Certificate of Incorporation of Commerce Energy Group, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 6, 2004 (SEC File No. 001-32239).

3.4	Certificate of Designation of Series A Junior Participating Preferred Stock of Commerce Energy Group, Inc. dated July 1, 2004 (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 6, 2004 (SEC File No. 001-32239).

3.5	Bylaws of Commerce Energy Group, Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on January 6, 2004 (SEC File No. 333-11727).

3.6	Amended and Restated Bylaws of Commerce Energy Group, Inc. (incorporated by reference to Exhibit 3.6 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 6, 2004 (SEC File No. 001-32239).

3.7	Articles of Incorporation of Commonwealth Energy Corporation dated August 14, 1997 (incorporated by reference to Exhibit 3.7 to the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on January 6, 2004 (SEC File No. 333-11727).

3.8	Certificate of Amendment of Articles of Incorporation of Commonwealth Energy Corporation dated December 31, 1998 (incorporated by reference to Exhibit 3.8 to the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on January 6, 2004 (SEC File No. 333-11727).

3.9	Certificate of Determination of Commonwealth Energy Corporation dated September 22, 1997 (incorporated by reference to Exhibit 3.9 to the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on January 6, 2004 (SEC File No. 333-11727).

3.10	Bylaws of Commonwealth Energy Corporation, as amended (incorporated by reference to Exhibit 3.10 to the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on January 6, 2004 (SEC File No. 333-11727).

4.1	Commonwealth Energy Corporation 1999 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 4.1 to Commonwealth Energy Corporation’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 8, 2003 (SEC File No. 333-109552).

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP.

23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included with Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (contained on the signature page).